UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

U-Haul Holding Company

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-11255	88-0106815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Kietzke Lane Suite 100
Reno, Nevada		89511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 775 688-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	New York Stock Exchange
Series N Non-Voting Common Stock, $0.001 par value	UHAL.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Fixed Rate Secured Notes Series UIC-01N, 02N, 03N, 04N, 05N, 06N, 07N, 08N, 09N, 10N, 11N, 12N, 13N, 14N, 15N, 16N, 17N, 18N, 19N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 27N, 28N, 29N, 30N, 31N, 32N, 33N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N

On April 23, 2024, U-Haul Holding Company (the “Company“) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association (the “Trustee“) entered into the Forty-Ninth Supplemental Indenture to the Base Indenture (the “Fixed Rate Secured Notes Series UIC-01N to 41N Forty-Ninth Supplemental Indenture”) and a Pledge and Security Agreement (the “Fixed Rate Secured Notes Series UIC-01N to 41N Security Agreement”). In connection with the foregoing, the Company has offered up to $30,383,400 in aggregate principal amount of UIC-01N to 41N Secured Notes (the “Series of UIC-01N to 41N Notes”) in a public offering. Investors in the Series UIC-01N to 41N Notes must first join the U-Haul Investors Club. The Company intends to use the proceeds to reimburse its subsidiaries and affiliates for the cost of acquisition and development of the collateral pledged in such offering (the “Collateral”) and for general corporate purposes.

The Series UIC-01N to 41N Notes bear interest at rates between 5.00% and 5.30% per year. The Series UIC-01N to 41N Notes will mature between two years through eight years from issue date and are fully amortizing over their respective terms. Principal and interest on the Notes will be credited to each holder’s U-Haul Investors Club account on a quarterly basis in arrears throughout the term. The Fixed Rate Secured Notes Series UIC-01N to 41N Forty-Ninth Supplemental Indenture and the Fixed Rate Secured Notes Series UIC-01N to 41N Security Agreement contain covenants requiring the maintenance of a first-priority lien on the Collateral subject to permitted liens, and a prohibition of additional liens on the Collateral. The Notes are not guaranteed by any subsidiary of the Company, and therefore are effectively subordinated to all of the existing and future claims of creditors of each of the Company’s subsidiaries.

The Series UIC-01N to 41N Notes were offered and will be sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-268891) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated December 20, 2022, together with the accompanying prospectus, dated April 23, 2024, relating to the offering and sale of the Series UIC-01N to 41N Notes.

For a complete description of the terms and conditions of the Fixed Rate Secured Notes Series UIC-01N to 41N Forty-Ninth Supplemental Indenture and the Fixed Rate Secured Notes Series UIC-01N to 41N Security Agreement, please refer to the Fixed Rate Secured Notes Series UIC-01N to 41N Forty-Ninth Supplemental Indenture and the Fixed Rate Secured Notes Series UIC-01N to 41N Security Agreement, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 4.1.

A copy of the opinion and consent of DLA Piper LLP, legal counsel to the Company, as to the validity of the Series UIC-01N to 41N Notes is incorporated by reference into the Registration Statement on Form S-3 (File No. 333-268891) and filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
4.1

Series UIC-01N, 02N, 03N, 04N, 05N, 06N, 07N, 08N, 09N, 10N, 11N, 12N, 13N, 14N, 15N, 16N, 17N, 18N, 19N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 27N, 28N, 29N, 30N, 31N, 32N, 33N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N Forty-Ninth Supplemental Indenture and Pledge and Security Agreement dated April 23, 2024, by and between U-Haul Holding Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee.

5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Haul Holding Company

Date:	April 23, 2024	By:	/s/ Jason A. Berg
Jason A. Berg Chief Financial Officer